EXHIBIT 99.1

Crexendo Declares Quarterly Cash Dividend of $0.005 per Common Share

PHOENIX, AZ / ACCESSWIRE / March 21, 2023 / Crexendo, Inc. (NASDAQ:CXDO) today announced that on March 14, 2023, its Board of Directors declared a quarterly cash dividend of $0.005 per common share to be paid on April 11, 2023, to all stockholders of record as of the close of business on the March 31, 2023.

Crexendo’s previous quarterly dividend of $0.005 per common share was paid on December 8, 2022. Future dividends will be subject to Board approval.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business. Our solutions currently support over three million end users globally.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company’s Form 10-K for the year ended December 31, 2022, and quarterly Form 10-Qs as filed. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CONTACTS:

Company Contact:

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

Investor Relations Contact:

Gateway Investor Relations

Matt Glover and Tom Colton

949-574-3860

CXDO@gatewayir.com